Exhibit 10.1

AZIYO BIOLOGICS, INC.

2020 INCENTIVE AWARD PLAN

AMENDMENT TO

STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

THIS AMENDMENT TO THE STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT (the “Amendment”) by and between Elutia Inc., a Delaware corporation (the “Company”) and Charles Randal Mills (“Optionee”) is effective as of the 31st day of January, 2024 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Aziyo Biologics, Inc. 2020 Incentive Award Plan (the “Plan”) was adopted by the Company effective September 27, 2020 (and subsequently amended and restated effective April 27, 2023);

WHEREAS, the Optionee was granted an option to purchase __________ Shares (the “Option”) on June 21, 2022 pursuant to a Stock Option Grant Notice and Stock Option Agreement (the “Grant Notice”) that provides for vesting of the Option when the Company’s common stock price is at least $_____ for 20 consecutive days; and

WHEREAS, the Compensation Committee of the Board of Directors has determined that it is in the best interests of the Company to amend the Grant Notice to reduce the common stock price required for vesting.

NOW, THEREFORE, effective as of the Effective Date, the Vesting Schedule on the first page of the Grant Notice is hereby amended to read:

“Vesting Schedule: Performance – Common stock price $_____ for 20 consecutive days”.

Except as provided herein, the terms and provisions of the Grant Notice shall continue in full force and effect.

ELUTIA INC.

By
Name:
Title: